UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of Report (Date of earliest event reported): October 25, 2001



                        JLM COUTURE, INC.
      (Exact name of registrant as specified in its charter)



Delaware                         0-19000       13-3337553
(State or other jurisdiction    (Commission   (IRS Employer
of incorporation)                File Number)  Identification No.)



225 West 37th Street, New York, NY                   10018
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code: (212) 921-7058




(Former name or former address, if changed since last report.)










Item 4.   Changes in Registrant's Certifying Accountants


(a)(1)(i)  On October 25, 2001, the Company dismissed Arthur
Andersen LLP ( AA") as its independent accountants.

(a)(1)(ii) The reports of AA on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(a)(1)(iii) The decision to change accountants was approved by the Board of Directors of the Company.

(a)(1)(iv) During the Company's two most recent fiscal years and the subsequent interim period there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of AA, would have caused AA to make reference to the matter in its report.

(a)(2)  On October 26, 2001, the Company engaged Goldstein, Golub
& Kessler, LLP ("GGK") as its independent auditors for its fiscal year ending October 31, 2001. During the Company's two most recent fiscal years, and any subsequent interim period prior to engaging GGK, the Company (or someone on its behalf) did not consult GGK regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.

(a)(3) The Company has requested AA to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated October 26, 2001, is filed as Exhibit 16 to this Form 8-K.

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              JLM COUTURE, INC.



Dated: October 29, 2001       By:/s/Joseph L. Murphy
                                 Joseph L. Murphy, President
































A:\FORM8-K.01

                         EXHIBIT INDEX



Exhibit 16     Letter of Arthur Andersen LLP dated October 26,
               2001 on change in certifying accountant.